EXHIBIT 23-B

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 33-64179 of Chrysler Financial Corporation of our report dated January 16, 1995 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Detroit, Michigan
December 6, 1995


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Deloitte Touche
Tohmatsu
International
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